Exhibit 4.1

BOSTON THERAPEUTICS, INC.
SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the "Agreement") is entered into by and between Boston Therapeutics, Inc., a Delaware corporation (the "Company"), and the undersigned purchaser or purchasers (the "Purchaser", and collectively with other purchasers similarly situated, the "Purchasers") as of the latest date set forth on the signature page hereto.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Purchaser hereby agree as follows:

1. Purchase of Securities.

(a) Subject to the terms and conditions of this Agreement, the undersigned Purchaser hereby subscribes for units (collectively, the "Units"), each Unit comprised of: (i) a convertible promissory note ("Note") in the form attached as Exhibit C hereto, convertible into 333,333 shares ("Shares") of the Company's common stock, $0.001 par value (the "Common Stock") and (ii) a warrant to purchase 250,000 shares of Common Stock (the "Warrant Shares") in the form attached as Exhibit D hereto ("Warrant") (sometimes the Notes, the Shares, the Warrant and the Warrant Shares are collectively referred to as the "Securities").  The total proceeds received by the Company in the offering may be less than or equal to the amount indicated by the undersigned Purchaser on the signature page hereto (the "Subscription Amount").  The offering, purchase and sale of the Securities is referred to herein as the "Offering."

(b) The Note shall accrue interest at a rate of 6% per annum and shall mature two (2) years from the date of issuance (the "Maturity Date"). The undersigned Purchaser may elect to convert all or part of the Note, plus accrued interest, into shares of Common Stock at any time at a conversion rate of $0.075 per share, subject to adjustment.  On the Maturity Date, the principal and interest payable in connection with the Note shall be payable.  Interest on the Note will be payable in cash or, subject to certain equity conditions, shares of Common Stock at the Company's option.  Pursuant to the Note, late payments of interest are subject to a late fee.

(c) The Warrant has a term of five (5) years.   The Warrant shall be exercisable in whole or in part at any time and from time to time during that term for one share of Common Stock at a per-share exercise price of $0.10.

(d) Units shall be delivered to the Purchaser in the form of separate Notes and Warrants.

(e) Maxim Group LLC has been retained by the Company as the sole placement agent for the Offering (the "Placement Agent").

2. Closing.

(a) On or prior to the applicable Closing Date (as defined below), the Purchaser shall deliver or cause to be delivered to the Placement Agent the following deliverables in accordance with the subscription procedures described in Section 2(b) below:

(i) a completed and duly executed signature page of this Agreement;

(ii) the completed Purchaser Information included as Exhibit A, attached hereto; and

(iii) if the Purchaser is an individual, a spousal consent in the form of Exhibit B, attached hereto (the "Spousal Consent".

(b) The Purchaser shall deliver or cause to be delivered the deliverables to the Placement Agent as set forth in the Memorandum

Immediately following receipt of the deliverables described above from all of the Purchasers and acceptance by the Company in accordance with subsection (c) below, payment instructions will be forwarded to the Purchaser and the Purchaser shall be obligated to deliver funds no later than three business days thereafter. If the Subscription Amount is to be paid by check, the check must be mailed to the Placement Agent as set forth in the Memorandum in time to be received by the deadline described above.  If the Subscription Amount is to be paid by wire transfer, it must be wired in accordance with the instructions in the Memorandum.

(c) This Agreement sets forth various representations, warranties, covenants, and agreements of the Company and of the Purchaser, as the case may be, all of which shall be deemed made, and shall be effective without further action by the Company or the Purchaser, immediately upon the Company's acceptance of the Purchaser's subscription and shall thereupon be binding upon the Company and the Purchaser.  Acceptance shall be evidenced only by execution of this Agreement by the Company on its signature page attached hereto.  Upon the Company's acceptance of the Purchaser's subscription and receipt of the Subscription Amount, on the applicable Closing Date, the Placement Agent shall deliver to the Purchaser a duly executed copy of each of the Agreement, the Note, the Warrant, and the Escrow Agreement.

(d) Purchases and sales of the Securities shall be initially consummated on or before June 30, 2016 (the "Initial Closing Date") in the amount of at least $1,200,000, and shall thereafter be additionally consummated in one or more additional purchases and sales, in increments of at least $25,000 (provided that, in its sole discretion and without notice to Purchasers, the Company may accept subscriptions for lesser amounts) (each such consummation, if any, a "Subsequent Closing" occurring on a "Subsequent Closing Date"), with all purchases and sales to be consummated on the earlier to occur of: (i) July 31, 2016 (the "Termination Date") and (ii) three trading days after the date on which the Maximum Amount is subscribed for by investors and accepted by the Company (the "Maximum Amount Subscription Acceptance Date", and the earlier to occur of the Termination Date and the Maximum Amount Subscription Acceptance Date being referred to as the "Final Closing Date", and each of the Initial Closing Date, any Subsequent Closing Date and the Final Closing Date being referred to as a "Closing Date"), provided that the Termination Date may be extended by one 30-day period in the sole discretion of the Company without notice to Purchasers.  The aggregate amount of purchases and sales of Securities in the Offering shall not exceed $2,000,000.  In the event there is not an initial consummation of at least $1,200,000 of purchases and sales on or before the Initial Closing Date, the Offering shall be cancelled.

(e) The Placement Agent has been engaged for the Offering on a "best efforts, all or none basis" with respect to the Minimum Amount and a "best efforts" basis with respect to the Maximum Amount.  The Placement Agent shall receive (i) ten percent (10%) of the gross proceeds of the Offering, for a maximum amount of sales commissions of $200,000 based on the sale of 80 Units, and (ii) a warrant to purchase a number of shares equal to ten percent (10%) of the aggregate number of shares underlying all the Units sold, at an exercise price equal to the exercise price of the Warrant.  The cash commission payable to the Placement Agent and the number of shares underlying the warrant issued to the Placement Agent will be reduced to five percent (5%) for any proceeds received by any current stockholders of the Company, provided that the Placement Agent will not receive any fee for proceeds invested by Conroy Chi-Heng Cheng, the Company's interim Chief Executive Officer and Chief Financial Officer.  In addition, on March 15, 2016, the Placement Agent and the Company entered an agreement pursuant to which the Placement Agent agreed to provide certain general financial advisory and investment banking services to the Company in consideration of 5,000,000 shares of common stock, which shares have been issued.

3. Company Representations and Warranties. The Company hereby represents and warrants that, as of each of the date of this Agreement and the Closing Date applicable to the Purchaser:

(a) Organization, Good Standing and Qualification.  The Company is a Delaware corporation duly organized, validly existing, in good standing.  The Company has the necessary corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and all other agreements referred to herein (collectively, the "Related Agreements"), to issue and sell the Units and to carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted and as presently proposed to be conducted.  The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

(b) Subsidiaries.  The Company does not own or control any other interest of any other corporation, limited partnership or other business entity that represents more than fifty percent (50%) of the voting power of that corporation, limited partnership or other business entity.
(c)	Capitalization; Voting Rights.
(i) The number of shares of Common Stock of the Company that are issued and outstanding as of the date hereof are as set forth in the Confidential Private Placement Memorandum dated June __, 2016 (the "Memorandum").
(ii) Other than shares of common stock reserved for issuance under the Units being sold pursuant to this Agreement (including shares of common stock issuable upon exercise of Warrants) and except as set forth in the Memorandum, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the issuance of shares of common stock of the Company.
(iii) The rights, preferences, privileges and restrictions of the Shares are as stated in the Certificate of Incorporation, as amended (the "Charter").  When issued in compliance with the provisions of this Agreement and the Company's Charter, the Shares and the Warrants will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal Interest laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.
(d) Authorization; Binding Obligations.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder  and the authorization, sale, issuance and delivery of the Units pursuant hereto and the Related Agreements has been taken or will be taken.  The Agreement and the Related Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) as limited by general principles that restrict the availability of equitable remedies.
(e) Liabilities.  Except as set forth in the Company's Form 10-K for the year ended December 31, 2015 (the "Form 10-K"), the Company has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities, except current liabilities incurred in the ordinary course of business which are not, either in any individual case or in the aggregate, material.
(f) Agreements; Action.  Except as set forth on the Form 10-K, or as contemplated by the terms of this Agreement or any other agreements to be entered into between the Company and the Subscriber, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may provide for (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000 (other than obligations of, or payments to, the Company arising from Subscription  or sale agreements entered into in the ordinary course of business), or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the Subscription of "off the shelf" or other standard products), or (iii) provisions restricting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights.
(g) Obligations to Related Parties.  Except as set forth in the Form 10-K, there are no obligations of the Company to officers, directors, stockholders or employees of the Company other than (a) for payment of salary for services rendered, including bonus payments, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other employee benefits  (including stock option plans and stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).  None of the officers or directors of the Company, nor any members of their immediate families, are indebted to the Company or, to the Company's knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, other than passive investments in publicly traded companies (representing less than 1% of such company) which may compete with the Company.  No officer or director or, to the Company's knowledge, any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company and no agreements, understandings or proposed transactions are contemplated between the Company and any such person.  The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

(h) Changes.  Except as set forth in the Form 10-K, since December 31, 2015, there has not been:
(i) Any material change in the assets, liabilities, financial condition, prospects or operations of the Company, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a material adverse effect on such assets, liabilities, financial condition, prospects or operations of the Company;
(ii) Any resignation or termination of any officer, key employee or group of employees of the Company;
(iii) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;
(iv) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;
(v) Any waiver by the Company of a right deemed valuable by the Company or of a material debt owed to it;
(vi) Any direct or indirect loans made by the Company to any employee, officer or director of the Company, other than advances made in the ordinary course of business;
(vii) Any material change in any compensation arrangement or agreement with any employee, officer, or director;
(viii) Any declaration or payment of any dividend or other distribution of the assets of the Company;
(ix) Any labor organization activity related to the Company;
(x) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;
(xi) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;
(xii) Any change in any material agreement to which the Company is a party or by which it is bound which may materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company;

(xiii) Any other event or condition of any character that, either individually or cumulatively, has or may materially and adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company; or
(xiv) Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (m) above.
(i) Title to Properties and Assets; Liens, Etc. Except as set forth in the Form 10-K, the Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business.  All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair, normal wear and tear excepted, and are reasonably fit and usable for the purposes for which they are being used.  The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.
(j) Intellectual Property.
(i) The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and to the Company's knowledge as presently proposed to be conducted (the "Intellectual Property"), without any known infringement of the rights of others.  There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or standard products.
(ii) The Company has not received any written communications alleging that the Company has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company aware of any basis therefor.
(k) Compliance with Other Instruments.  The Company is not in violation or default of any material term of the Charter or Bylaws, or of any material provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ.  The execution, delivery and performance of and compliance with this Agreement and the Related Agreements, and the issuance and sale of Interest pursuant hereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the material properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its material assets or properties.
(l) Litigation.  Except as set forth in the Form 10-K, there is no action, suit or proceeding  pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement or the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which  is reasonably likely to result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise,  nor is the Company aware that there is any basis for any of the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  Except as set forth in the Form 10-K, there is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.
(m) Tax Returns and Payments.  The Company has timely filed all tax returns required to be filed by it.  All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company on or before the date hereof, have been paid or will be paid prior to the time they become delinquent.  The Company has not been advised (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes.  The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

(n) Employees.  The Company has no collective bargaining agreements with any of its employees.  There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company.  .
(o) Registration Rights and Voting Rights.  The Company is presently not under any obligation, and has not granted any rights, to register any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.  To the Company's knowledge, no stockholder of the Company has entered into any agreement with respect to the voting of the securities of the Company.
(p) Compliance with Laws; Permits.  To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company.  Except as disclosed in this Agreement, no governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of any of the Interest, except (i) such as has been duly and validly obtained or filed, or (ii) with respect to any filings that must be made after the date hereof, as will be filed in a timely manner, or (iii) such as would not have a material adverse effect on the Company.  The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company.
(q) Environmental and Safety Laws.  To the Company's knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.
(r) Valid Offering.  Assuming the accuracy of the representations and warranties of the Subscriber contained in this Agreement, the offer, sale and issuance of the Units will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state laws.  Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell the Units to any person or persons so as to bring the sale of such Units by the Company within the registration provisions of the Securities Act or any state securities laws.

4. Purchaser Acknowledgements and Representations.  In connection with the purchase of the Securities, Purchaser represents and warrants as of the Closing Date applicable to the Purchaser and/or acknowledges, to the Company, the following:

(a) Acceptance.  The Company may accept or reject this Agreement and the number of Securities subscribed for hereunder, in whole or in part, in its sole and absolute discretion.  The Company has no obligation to issue any of the Securities to any person who is a resident of a jurisdiction in which the issuance of the Securities would constitute a violation of federal or state securities laws.

(b) Irrevocability.  This Agreement is and shall be irrevocable, except that the Purchaser shall have no obligations hereunder to the extent that this Agreement is rejected by the Company.

(c) Binding.  This Agreement and the rights, powers and duties set forth herein shall be binding upon the Purchaser, the Purchaser's heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns.

(d) No Governmental Review.  No federal or state agency has made any finding or determination as to the fairness of the Offering for investment, or any recommendation or endorsement of the Securities.

(e) No Voting Rights.  Unless and until the Warrant is exercised and the Warrant Shares issued, the Purchaser is not entitled to voting rights for the shares of the Warrant Shares.

(f) Professional Advice; Investment Experience.  The Company has made available to the Purchaser, or to the Purchaser's attorney, accountant or representative, all documents that the Purchaser has requested, and the Purchaser has requested all documents and other information that the Purchaser has deemed necessary to consider respecting an investment in the Company.  The Company has provided answers to all questions concerning the Offering and an investment in the Company.  The Purchaser has carefully considered and has, to the extent the Purchaser believes necessary, discussed with the Purchaser's professional technical, legal, tax and financial advisers and his/her/its representative (if any) the suitability of an investment in the Company for the Purchaser's particular tax and financial situation.  All information the Purchaser has provided to the Company concerning the Purchaser and the Purchaser's financial position is, to Purchaser's knowledge, correct and complete as of the date set forth below, and if there should be any material adverse change in such information prior to the acceptance of this Agreement by the Company, the Purchaser will immediately provide such information to the Company.  The Purchaser has such knowledge, skill, and experience in technical, business, financial, and investment matters so that he/she/it is capable of evaluating the merits and risks of an investment in the Securities.  To the extent necessary, the Purchaser has retained, at his/her/its own expense, and relied upon, appropriate professional advice regarding the technical, investment, tax, and legal merits and consequences of this Agreement and owning the Securities.  The Purchaser acknowledges and understands that the proceeds from the sale of the Securities will be used as described in Section 5(b).

(g) Brokers and Finders; Placement Agent Services.  Section 2(e) includes information regarding the compensation to be paid to the Placement Agent for various services rendered or to be rendered to the Company.

(h) Investment Purpose.  Purchaser is purchasing the Securities for investment for his, her or its own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act in violation of such act.  Purchaser further represents that he/she/it does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.  If the Purchaser is an entity, the Purchaser represents that it has not been formed for the specific purpose of acquiring the Securities.  Purchaser acknowledges that an investment in the Securities is a high-risk, speculative investment.

 (i) Reliance on Exemptions.  Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein and in Exhibit A in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(j) Restricted Securities.  Purchaser understands that the Securities are "restricted securities" under applicable Securities Laws and that, pursuant to these laws, Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission (the "Commission") and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Purchaser acknowledges that the Company has no obligation to register or qualify the Securities or Common Stock underlying the Securities for resale.

(k) Professional Advice.  The Company has not received from its legal counsel, accountants or professional advisors any independent valuation of the Company or any of its equity securities, or any opinion as to the fairness of the terms of the Offering or the adequacy of disclosure of materials pertaining to the Company or the Offering.

(l) Risk of Loss.  The Purchaser has adequate net worth and means of providing for his/her/its current needs and personal contingencies to sustain a complete loss of the investment in the Securities at the time of investment, and the Purchaser has no need for liquidity in the investment in the Securities.  The Purchaser understands that an investment in the Securities is highly risky and that he/she/it could suffer a complete loss of his/her/its investment.

(m) Information.  The Purchaser understands that any plans, estimates and projections, provided by or on behalf of the Company, involve significant elements of subjective judgment and analysis that may or may not be correct; that there can be no assurance that such plans, projections or goals will be attained; and that any such plans, projections and estimates should not be relied upon as a promise of the future performance of the Company.  The Purchaser acknowledges that neither the Company, the Placement Agent nor anyone acting on the Company's behalf makes any warranty, express or implied, as to the accuracy or correctness of any such plans, estimates and projections, and there are no assurances that such plans, estimates and projections will be achieved.  The Purchaser understands that the Company's technology and products are new, and not all of the technology and/or products may be tested and commercialized, and that there is no guarantee that the technology and products will be commercially successful.  The Purchaser understands that all of the risks associated with the technology are not now known.  Before investing in the Offering, the Purchaser has been given the opportunity to ask questions of the Company about the technology and the Company's business and the Purchaser has received answers to those questions.

(n) Authorization; Enforcement.  Each Transaction Document to which a Purchaser is a party: (i) has been duly and validly authorized, (ii) has been duly executed and delivered on behalf of the Purchaser, and (iii) will constitute, upon execution and delivery by the Purchaser thereof and the Company, the valid and binding agreements of the Purchaser enforceable in accordance with their terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and general principles of equity that restrict the availability of equitable or legal remedies.

(o) Residency.  If the Purchaser is an individual, then Purchaser resides in the state or province identified in the address of such Purchaser set forth in the Purchaser Questionnaire; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth in the Purchaser Questionnaire.

(p) Communication of Offer. The Purchaser was contacted by either the Company or the Placement Agent with respect to a potential investment in the Securities.  The Purchaser is not purchasing the Securities as a result of any "general solicitation" or "general advertising," as such terms are defined in Regulation D of the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(q) No Conflicts.  The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Purchaser (if the Purchaser is an entity), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser.

(r) Organization.  If the Purchaser is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  If the Purchaser is an entity, the execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if the Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Purchaser.

(s) Memorandum.  The Purchaser has received a copy of the Memorandum, has had an opportunity to review and evaluate the disclosure in the Memorandum, and does not have any questions or requests for additional information.

(t) No Other Representations.  Other than the representations and warranties contained in the Transaction Documents, the Purchaser has not received and is not relying on any representation, warranties or assurances as to the Company, its business or its prospects from the Company or any other person or entity.

5. Covenants.

(a) In addition to the other agreements and covenants set forth herein, as long as a Note is outstanding, without the written consent of the holders of a majority of the principal amount of the Notes then outstanding, the Company will not, and will not permit any of its subsidiaries to, directly or indirectly, undertake the following:

(i) engage in any transactions with affiliates (for purposes of this subparagraph (xv), the term "affiliates" refers to the officers, directors and holders of 10% or more of the Company's common stock);

(ii) liquidate, enter into bankruptcy, dissolve or wind-up its business and affairs; or

(iii) enter into any Equity Line of Credit or similar agreement, or any issuance or agreement to issue any floating or Variable Rate Securities (as defined below) or any of the foregoing or equity with price reset rights.  For purposes hereof, "Equity Line of Credit" shall include any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to "put" its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula, and "Variable Rate Securities" shall include: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such security or with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security, and (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock.

(b) Until the later of (i) the repayment of the Notes in full, and (ii) the exercise of all Warrants on or prior to their expiration, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13 or 15(d) the Exchange Act with the Commission even if the Company is not then subject to the reporting requirements of Section 13 or 15(d) the Exchange Act.  If at any time Rule 144 (as defined below) is not available to cover the Shares or Warrant Shares due to the failure of the Company to be currently reporting under the Exchange Act ("Public Information Failure"), then the Company shall pay in cash by wire transfer of immediately available funds an amount per month equal to 1% of the aggregate VWAP of the Shares or Warrant Shares which are not able to be delivered without legend because of such Public Information Failure to the holder thereof until such shares are able to be delivered without legend (to be pro-rated for any periods which are less than one month). As used herein, "Rule 144" means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the Commission that may at any time permit the Purchasers to sell securities of the Company to the public without registration, and "VWAP" ""means, for any date, the price determined by the first of the following clauses that applies: (a) the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on a national securities exchange, (b) if the Common Stock is not then listed or quoted for trading on a national securities exchange, the OTC Bulletin Board, OTCQB or such other quotation system or association, (c) and if prices for the Common Stock are not then reported in or by any of the foregoing, in the "Pink Sheets" published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

(c) Piggy-Back Registration Rights.

(i)
If, at any time on or after the Closing, the Company proposes to file any Registration Statement under the Securities Act (a "Registration Statement") with respect to any offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company), other than a Registration Statement in connection with a merger or acquisition or in connection with a Form S-8 Registration Statement, then the Company shall (x) give written notice of such proposed filing to the holders of Securities appearing on the books and records of the Company as such a holder as soon as practicable but in no event less than ten (10) days before the anticipated filing date of the Registration Statement, which notice shall describe the amount and type of securities to be included in such Registration Statement, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to the holders of Securities in such notice the opportunity to register the sale of such number of Securities as such holders may request in writing within five (5) days following receipt of such notice (a "Piggy-Back Registration").  The Company shall cause such Securities to be included in such registration and shall cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Securities in accordance with the intended method(s) of distribution thereof.  All holders of Securities proposing to distribute their securities through a Piggy-Back Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggy-Back Registration. Notwithstanding anything to the contrary in this Section 5(c)(i), if the Shares of Warrant Shares have been held by the Purchaser for more than six (6) months and may be sold pursuant to Rule 144, then such Purchaser shall not have Piggy-Back Registration rights with respect to such Shares or Warrant Shares.

(ii)
Any holder of Securities may elect to withdraw such holder's request for inclusion of Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement.  The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement.  Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Securities in connection with such Piggy-Back Registration (including but not limited to any legal fees).

(iii)
The Company shall notify the holders of Securities at any time when a prospectus relating to such holder's Securities is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.  At the request of such holder, the Company shall also prepare, file and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.  The holders of Securities shall not offer or sell any Securities covered by the Registration Statement after receipt of such notification until the receipt of such supplement or amendment.

(iv)
The Company may request a holder of Securities to furnish the Company such information with respect to such holder and such holder's proposed distribution of the Securities pursuant to the Registration Statement as the Company may from time to time reasonably request in writing or as shall be required by law or by the Commission in connection therewith, and such holders shall furnish the Company with such information.

(v)
All fees and expenses incident to the performance of or compliance with this Section 5(c) by the Company shall be borne by the Company whether or not any Securities are sold pursuant to a Registration Statement.  The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company's counsel and independent registered public accountants) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any trading market on which the Common Stock or other Securities are then listed for trading, (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Securities) and (D) with respect to any filing that may be required to be made by any broker through which a holder of Securities intends to make sales of Securities with FINRA, (ii) printing expenses, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other persons or entities retained by the Company in connection with the consummation of the transactions contemplated by this Section 5(c).  In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Securities on any securities exchange as required hereunder.

(vi)
The Company and its successors and assigns shall indemnify and hold harmless each Purchaser, each holder of Securities, the officers, directors, members, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each individual or entity who controls each Purchaser or any such holder of Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling individual or entity (each, an "Indemnified Party"), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any related prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any such prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 5(c), except to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding a Purchaser or such holder of Securities furnished to the Company by such party for use therein.  The Company shall notify each Purchaser and each holder of Securities promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5(c) of which the Company is aware. If the indemnification hereunder is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then the Company shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Company and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Company and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, the Company or the Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any reasonable attorneys' or other fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for herein was available to such party in accordance with its terms.  It is agreed that it would not be just and equitable if contribution pursuant to this Section 5(c) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence. Notwithstanding the provisions of this Section 5(c), neither the Purchaser nor any holder of Securities shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such party from the sale of all of their Registrable Securities pursuant to such Registration Statement or related prospectus exceeds the amount of any damages that such party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(d) In addition to the other agreements and covenants set forth herein, the Company agrees to the following:

(i) The Company will use the net proceeds from the Offering as set forth in the Memorandum.

(ii) In addition to the shares of Common Stock that will be locked up in accordance with Section 6 below, the shares of Common Stock or securities convertible into or exercisable for shares of Common Stock which are held by all officers, directors and employees of the Company will be locked up until 6 months following the Final Closing Date.

6.           Restrictive Legends and Stop-Transfer Orders.

(a)          Legends.  The certificate or certificates representing each of the Securities shall bear a legend substantially to the following effect (as well as any legends required by applicable state corporate law or federal or state securities laws):

(i)
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER SUCH ACT AND/OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.

(ii)
THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN SECURITIES PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE SECURITY HOLDER DATED ____________, 2016, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(iii)	Any legend required to be placed thereon by any appropriate securities commission or commissioner.

(b) Stop-Transfer Notices.  The Purchaser agrees that, to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) The Company, shall pay, on behalf of any Purchaser requesting the transfer or resale of Securities pursuant to Section 6(a)(i), a sum sufficient to cover any expenses or fees that may be imposed in connection with the processing of such transfer, including but not limited to legal fees incurred in connection with the issuance of an opinion of counsel, together with reimbursement of all reasonable expenses of the Purchaser incidental thereto.

7.           Conditions to Closing.

(a) Conditions to the Company's Obligation to Sell.  The obligation of the Company hereunder to issue and sell Securities to the Purchaser is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

(i) The Purchaser shall have complied with Sections 2(a) and (b);

(ii) The representations and warranties of the Purchaser shall be true and correct in all material respects; and

(iii) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(b) Conditions to Each Purchaser's Obligation to Purchase.  The obligation of the Purchaser hereunder to purchase the Securities is subject to the satisfaction, at or before the applicable Closing Date of each of the following conditions, provided that these conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in his/her/its sole discretion:

(i) The Company shall have complied with Section 2(d);

(ii) The representations and warranties of the Company shall be true and correct as of the applicable Closing Date, and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date.  The Purchaser shall have received a certificate or certificates, executed by the Chief Executive Officer of the Company, dated as of the applicable Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Purchaser, including, but not limited to, certificates with respect to the Company's charter, bylaws and Board of Directors' resolutions relating to the transactions contemplated hereby;

(iii) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement;

(iv) No event shall have occurred which would reasonably be expected to have a Material Adverse Effect; and

(v) The Company shall have provided such other documents as the Placement Agent may reasonably request, each in form and substance satisfactory to the Placement Agent.

8.           Miscellaneous.

(a) Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

(b) Entire Agreement; Enforcement of Rights.  This Agreement and the Memorandum, together with the exhibits and schedules attached hereto, set forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes any and all prior agreements or discussions between them, including any term sheet, letter of intent or other document executed by the parties prior to the date hereof relating to such subject matter.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement; provided, however, that the Purchaser acknowledges and agrees that the Placement Agent may, in its sole discretion acting by prior written consent on behalf of Purchaser, waive any covenant of the Company described in Section 5.  The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

 (c) Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  If the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded, and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d) Construction.  This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(e) Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally (including two business days after deposit with a reputable overnight courier service, properly addressed to the party to receive the same) or sent by fax or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth herein or as subsequently modified by written notice.

(f) Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g) Successors and Assigns.  The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company's successors and assigns.  The covenants and obligations of the Company hereunder shall inure to the benefit of, and be enforceable by the Purchaser against the Company, its successors and assigns, including any entity into which the Company is merged.  The rights and obligations of Purchasers under this Agreement may only be assigned with the prior written consent of the Company.

(h) Third Party Beneficiary.  This Agreement is intended for the benefit of the undersigned parties and their respective permitted successors and assigns, and the Placement Agent, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) Expenses.  The Company shall pay all costs and expenses incurred by the Company and the Placement Agent with respect to the negotiation, execution, delivery and performance of the Agreement, in accordance with the Placement Agency Agreement dated June 13, 2016 entered into between the Company and the Placement Agent.

(k) Survival.  The representations, warranties, covenants and agreements made herein shall survive the closing of the transaction contemplated hereby.  All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.  The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Purchaser, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Purchasers or any of their representatives.

(l) Attorneys' Fees.  In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

 (m) Remedies.  All remedies afforded to any party by law or contract, shall be cumulative and not alternative and are in addition to all other rights and remedies a party may have, including any right to equitable relief and any right to sue for damages as a result of a breach of this Agreement.  Without limiting the foregoing, no exercise of a remedy shall be deemed an election excluding any other remedy.

(n) Consent of Spouse.  If the Purchaser is married on the date of this Agreement, such Purchaser's spouse shall execute and deliver to the Company the Spousal Consent in the form attached as Exhibit B hereto, effective on the date hereof.  Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Purchaser's Securities that do not otherwise exist by operation of law or the agreement of the parties.  If any Purchaser should marry or remarry subsequent to the date of this Agreement, such Purchaser shall within 30 days thereafter obtain his/her new spouse's acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

[Remainder of Page Intentionally Left Blank]

The Purchaser, by his or her signature below, or by that of its authorized representative, confirms that the Purchaser has carefully reviewed and understands, and voluntarily enters into, this Agreement.

IN WITNESS WHEREOF, the Purchaser has executed this Agreement as of _____ __, 2016.

PURCHASER (if individual): Signature Name (type or print)	PURCHASER (if entity): Name of Entity By:
Signature of Co-Signer (if any) Name of Co-Signer (type or print)	Name: Its:

AGREED AND ACCEPTED as of _____ __, 2016.

BOSTON THERAPEUTICS, INC.

By: ___________________________________
      Conroy Chi-Heng Cheng
      Interim Chief Executive Officer

Subscription Amount (as accepted by the Company):

$________________________

EXHIBIT A

PURCHASER QUESTIONNAIRE

[see attached]

EXHIBIT B

SPOUSAL CONSENT

I, ________________________________, spouse of ________________________, have read and hereby approve the foregoing Agreement.  In consideration of the Company' granting my spouse the right to purchase the Securities as set forth in the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or similar interest that I may have in the Securities shall be similarly bound by the Agreement.  I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Signature

Spouse of ___________________________

OR

I hereby represent and warrant that I am unmarried as of the date of this Agreement.

Signature

EXHIBIT C

FORM OF NOTE

[see attached]

EXHIBIT D

FORM OF WARRANT

[see attached]